Exhibit 99.1

CONFIDENTIAL

June 9, 2010

High River Limited Partnership

Icahn Partners LP

Icahn Partners Master Fund LP

Icahn Partners Master II Fund LP

Icahn Partners Master III Fund LP

767 Fifth Avenue, 47th Floor

New York, NY  10153

Ladies and Gentlemen:

This letter constitutes the agreement (the “Agreement”) between Genzyme Corporation, a Massachusetts corporation (the “Company”) and each of the entities set forth on the signature pages hereto (the “Investors”) with respect to the matters set forth below:

1.                                       Provided that the Investors have complied with their obligations hereunder, within 1 business day after the Company’s 2010 Annual Meeting of Shareholders, which shall be held no later than June 16, 2010 (the “2010 Annual Meeting”), the Board of Directors of the Company (the “Board”) shall appoint Steven Burakoff and Eric Ende (the “Nominees”) to the Board.

2.                                       The Investors shall cause all of the voting securities which they held on the record date and which they are entitled to vote for the election of directors to be voted in favor of each of the Board’s nominees at the 2010 Annual Meeting, and each of the Investors shall cause all Voting Securities that it is entitled to vote at the 2010 Annual Meeting (whether held of record or beneficially) to be present for quorum purposes.

3.                                       In connection with the proxy contest:

a.               The Investors hereby irrevocably withdraw their letter dated February 19, 2010 providing notice to the Company of their intention to nominate certain individuals for election as directors of the Company at the 2010 Annual Meeting (the “Shareholder Nomination”).

b.              The Investors shall immediately cease all efforts, direct or indirect, in furtherance of the Shareholder Nomination and any other proposals in the Company’s proxy statement to be voted on at the 2010 Annual Meeting and shall not vote, deliver or otherwise use any proxies heretofore obtained in connection with the Shareholder Nomination. None of the Investors shall (i) solicit proxies or participate or engage in a proxy contest with respect to the election of directors or any other proposal to be considered at the 2010 Annual Meeting or present any other proposal for consideration at the 2010 Annual Meeting, or (ii) encourage any other person to solicit proxies or participate or engage in a proxy contest with respect to the election of directors or any other proposal to be considered at the 2010 Annual Meeting or present any other proposal for consideration at the 2010 Annual Meeting. The Investors shall use commercially reasonable efforts to modify or disable any websites they maintain in order to comply with this paragraph 3(b).

4.                                       On the date hereof, the Company and Investors will issue a joint press release in the form attached as Exhibit A (the “Press Release”). Neither the Company nor the Investors will make any public statements (including in any filing with the SEC, any other regulatory or governmental agency, or any stock exchange) that are inconsistent with, or otherwise contrary to, the statements in the Press Release.  However, to the extent that materials are required to be filed with the SEC or have been requested by the staff of the SEC to be filed, such materials may be filed by the parties hereto.

Until the date, if any, that any person gives notice under the by-laws to the Company that such person intends to nominate one or more directors at the next meeting of shareholders to be held after such notice is given, each party hereto shall refrain from making, or causing to be made, any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, the Company, its officers or its directors or any person who has served as an officer or director of the Company, the Icahn funds and their affiliates, officers, directors, advisors and the control persons of such entities, on or following the date of this Agreement:  (i) in any document or report filed with or furnished to the SEC or any other governmental agency, (ii) in any press release or other publicly available format, or (iii) to any journalist or member of the media (including without limitation, in a television, radio, newspaper or magazine interview).  The foregoing shall not apply to any compelled testimony or production of information, either by legal process, subpoena, or as part of a response to a request for information from any governmental authority with jurisdiction over the party from whom information is sought.

5.                                       Each of the Investors, severally and not jointly, represents and warrants that:

a.               This Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of such individual or entity, enforceable against such individual or entity in accordance with its terms.

b.              As of the record date for voting at the Annual Meeting, they, collectively, beneficially own an aggregate of 13,100,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and such Common Stock constitutes all of the Voting Securities of the Company beneficially owned by the Investors.

c.               They collectively own, and at all times during the prior three (3) years have at all times owned, less than 5% of the outstanding Common Stock.

6.                                       The Company hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

7.                                       The term “Voting Securities” shall mean the shares of Common Stock and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such common stock or other securities, whether or not subject to the passage of time or other contingencies; and the term “business day” shall mean any day other than a Saturday, Sunday or a day on which banks in New York City are authorized or obligated by applicable law or executive order to close or are otherwise generally closed.

8.                                       The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy.  Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction without posting a bond or other undertaking restraining any violation or threatened violation of the provisions of this Agreement.  In the event that any action shall be brought in equity to enforce the provisions of the Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law.

9.                                       This Agreement constitutes the only agreement between the Investors and the Company with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Any purported transfer requiring consent without such consent shall be void. No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party or parties hereto affected thereby, and then only in the specific instance and for the specific purpose stated therein. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

10.                                 If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.  The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

11.                                 This Agreement, and any dispute arising out of, relating to or in connection with this Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, without giving effect to principles of conflict of laws that would require the application of the law of a different jurisdiction.

12.                                 This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other Persons.

13.                                 Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) as follows:

If to Company:

Genzyme Corporation
500 Kendall Street
Cambridge, MA 02142
Attn: Secretary
Telephone:	617-768-6882
Facsimile:	617-768-9594

If to the Investors

c/o Icahn Capital LP
767 Fifth Avenue, 47th Floor
New York, NY 10153
Attn: Marc Weitzen
Phone:	212-702-4388
Fax:	212-688-1158

Any party may by notice given in accordance with this paragraph to the other parties designate updated information for notices hereunder.

14.                                 Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party hereto and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party hereto that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

15.                                 Each of the parties hereto agrees to bear its own expenses related to the proxy contest in connection with the 2010 Annual Meeting and this Agreement.

16.                                 This Agreement may be executed by the parties hereto in separate counterparts (including by fax and .pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.

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If the terms of this Agreement are in accordance with your understandings with the Company, please sign and return the enclosed duplicate of this Agreement, whereupon this Agreement shall constitute a binding agreement among us.

Very truly yours,

GENZYME CORPORATION

By:	/s/ Henri A. Termeer
Name: Henri A. Termeer
Title: President & CEO

Acknowledged and agreed to as of the date

first written above:

ICAHN PARTNERS LP

By:	/s/ Keith A. Meister
Name: Keith A. Meister
Title: Authorized Signatory

ICAHN PARTNERS MASTER FUND LP

By:	/s/ Keith A. Meister
Name: Keith A. Meister
Title: Authorized Signatory

ICAHN PARTNERS MASTER FUND II LP

By:	/s/ Keith A. Meister
Name: Keith A. Meister
Title: Authorized Signatory

ICAHN PARTNERS MASTER FUND III LP

By:	/s/ Keith A. Meister
Name: Keith A. Meister
Title: Authorized Signatory

HIGH RIVER LIMITED PARTNERSHIP
By:	Hopper Investments LLC, its general partner
By:	Barberry Corp., its sole member

By:	/s/ Carl C. Icahn
Name: Carl C. Icahn
Title: President

Exhibit A

For Immediate Release	Media Contact:	Investor Contact:
June 9, 2010	Bo Piela	Patrick Flanigan
	(617) 768-6579	(617) 768-6563

Genzyme and Carl Icahn Reach Agreement

CAMBRIDGE, Mass. — Genzyme Corporation (NASDAQ: GENZ) and Carl C. Icahn and certain of his affiliated private investment funds announced today an agreement to settle their proxy contest.  Under the agreement, the Icahn funds will withdraw its slate of four nominees for Genzyme’s board of directors and vote its Genzyme shares in favor of the company’s nominees, and Genzyme will appoint Steven Burakoff, M.D., and Eric Ende, M.D., to serve as directors immediately following its June 16 annual meeting of shareholders.

Dr. Burakoff, one of the Icahn funds’ nominees, is Professor of Medicine, Hematology and Medical Oncology at the Mount Sinai School of Medicine and Director of the Tisch Cancer Institute at the Mount Sinai Medical Center.  Dr. Ende, a participant in the Icahn funds’ proxy solicitation, is a former biotechnology analyst with Merrill Lynch & Co. Inc.

“Over the past year, we have made substantial progress in enacting operational and organizational changes to return to our historical path of sustainable growth,” said Henri A. Termeer, Genzyme’s chairman and chief executive officer.  “This agreement provides a pragmatic and constructive solution that allows us to focus on continuing to strengthen and build the company to create value for our shareholders.”

Carl Icahn said: “I am always pleased when a proxy fight can be avoided.  I believe Drs. Burakoff and Ende will add significant medical and financial expertise to the Genzyme board.  I am also very heartened that the Genzyme board recently brought on Ralph Whitworth, a longtime activist, as a director, and announced that Dennis Fenton will shortly be added to the board as well.”

Mr. Icahn went on to say that the addition of these four directors represents a good outcome for shareholders, who are now better represented on Genzyme’s board.  “New oversight at the director level will help this great company achieve its full potential,” said Mr. Icahn.

Genzyme’s board currently consists of ten members, all of whom have been nominated for re-election at the company’s annual meeting.  Following the appointment of Drs. Burakoff and Ende and Dennis M. Fenton, Ph.D., former executive vice president of operations at Amgen Inc., the company’s board will consist of 13 members.

About Genzyme

One of the world’s leading biotechnology companies, Genzyme is dedicated to making a major positive impact on the lives of people with serious diseases.  Since 1981, the company has grown from a small start-up to a diversified enterprise with more than 12,000 employees in locations spanning the globe and 2009 revenues of $4.5 billion.  In 2010, Genzyme was named to the Fortune 500.

With many established products and services helping patients in approximately 100 countries, Genzyme is a leader in the effort to develop and apply the most advanced technologies in the life sciences.  The company’s products and services are focused on rare inherited disorders, kidney disease, orthopaedics, cancer, transplant and immune disease.  Genzyme’s commitment to innovation continues today with a substantial development program focused on these fields, as well as cardiovascular disease, neurodegenerative diseases, and other areas of unmet medical need.

Learn more about Genzyme’s progress moving forward and the people leading the changes by visiting www.GenzymeTransformation.com

Important Information

On April 26, 2010, Genzyme filed a definitive proxy statement with the SEC in connection with the company’s 2010 annual meeting of shareholders. Genzyme shareholders are strongly advised to read carefully the company’s definitive proxy statement and other proxy materials before making any voting or investment decision because the definitive proxy statement and other proxy materials contain important information. The company’s definitive proxy statement and any other reports filed by the company with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov or from Genzyme at www.genzyme.com. Copies of the company’s definitive proxy statement and other proxy materials are available for free by writing to Genzyme Corporation, 500 Kendall Street, Cambridge, MA 02142. In addition, copies of the proxy materials may be requested from our proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, toll free at: (888) 750-5835.

Genzyme’s press releases and other company information are available at www.genzyme.com and by calling Genzyme’s investor information line at 1-800-905-4369 within the United States or 1-678-999-4572 outside the United States.

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